Exhibit 4.5
Execution Version
This Fourth Supplemental Indenture, dated as of March 16, 2022 (this “Supplemental Indenture”), among Shift4 Payments, LLC (the “Issuer”) and Shift4 Payments Finance Sub, Inc. (the “Co-Issuer” together with the Issuer and their successors and assigns, the “Issuers”), the Guarantors thereto and U.S. Bank Trust Company, National Association, as Trustee under the Indenture referred to below. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.
RECITALS
WHEREAS, the Company, the Guarantors and the Trustee entered into that certain Indenture, dated as of October 29, 2020 (the “Indenture”), pursuant to which the Company has issued $450,000,000 principal amount of 4.625% Senior Notes due 2026 (the “Notes”), as supplemented by the Indenture, dated as of March 30, 2021, among the Company, the Guarantors and the Trustee, as further supplemented by the Indenture, dated May 28, 2021, among the Company, the Guarantors and the Trustee;
WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes;
WHEREAS, in accordance with Section 9.02 of the Indenture, the Company has received the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes to amend the Indenture as set forth herein, which consents have not been withdrawn;
WHEREAS, the Company, pursuant to the foregoing authority, desires to amend the Indenture in certain respects as set forth herein and has requested the Trustee join with it in the execution and delivery of this Supplemental Indenture;
WHEREAS, in accordance with Section 9.06 of the Indenture, the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each to the effect that this Supplemental Indenture is authorized or permitted by the Indenture and all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture have been complied with; and
WHEREAS, all acts and things prescribed by the Indenture necessary to make this Supplemental Indenture a valid and legally binding instrument according to its terms, and a valid and legally binding supplement to the Indenture have been done and performed;
NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Holders:
ARTICLE I
SECTION 1.01.        This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes

SECTION 1.02.        This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee, but will become operative only upon the payment of the Consent Payment (as such term is defined in the Consent Solicitation Statement of the Company dated March 11, 2022 (the “Consent Solicitation Statement”)); if the Consent Payment is not paid pursuant to the Consent Solicitation Statement, this Supplemental Indenture shall be deemed revoked retroactively to the date hereof.
ARTICLE II
SECTION 2.01.        Amendment.
Subject to Section 1.02 hereof, Section 4.10(b)(v) of the Indenture is hereby amended by amending to read as follows:
declare and pay dividends or repurchase Capital Stock in consideration of payments or other distributions on the Issuer’s common equity interests (or pay dividends or repurchase Capital Stock in consideration of payments or other distributions or make loans to any other direct or indirect parent entity of the Issuer to fund a payment of dividends or other distributions on such entity’s common stock), of up to an aggregate amount per annum not to exceed 5.0% of Market Capitalization; provided that any proceeds of which are received by the Parent are used to fund a payment of dividends or repurchase of Capital Stock in consideration of payments or other distributions on, Parent’s common stock;
ARTICLE III
SECTION 3.01.        Notices. All notices and other communications to the Subsidiary Guarantors shall be given as provided in the Indenture to the Subsidiary Guarantors, at their address set forth below, with a copy to the Issuers as provided in the Indenture for notices to the Issuers.
SECTION 3.02.        Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
SECTION 3.03.        Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 3.04.        Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions; and the invalidity of a particular provision in a particular jurisdictions shall not invalidate such provision in any other jurisdiction.
SECTION 3.05.         Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.
SECTION 3.06         Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same agreement.

SECTION 3.07         Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only, are not part of this Supplemental Indenture and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
SECTION 3.08         Trustee. In no event shall the Trustee be responsible for the validity, sufficiency or enforceability of this Supplemental Indenture.
[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE ISSUER:

SHIFT4 PAYMENTS, LLC

By: ______________________________
    Name: Bradley Herring
    Title: Chief Financial Officer

CO-ISSUER:

SHIFT4 PAYMENTS FINANCE SUB, INC.

By: ______________________________
    Name: Bradley Herring
    Title: Chief Financial Officer

THE GUARANTORS:

S4-ML HOLDINGS, LLC

By: ______________________________
    Name: Jared Isaacman
    Title: Authorized Officer

MERCHANT-LINK, LLC

By: ______________________________
    Name: Jared Isaacman
    Title: Authorized Officer

POSITOUCH, LLC

By: ______________________________
    Name: Jared Isaacman
    Title: Authorized Officer

SHIFT4 CORPORATION

By: ______________________________
    Name: Jared Isaacman
    Title: Authorized Officer

20910 ML USA IP COMPANY, LLC

By: ______________________________
    Name: Jared Isaacman
    Title: Authorized Officer

POSTEC, LLC

By: ______________________________
    Name:
    Title:

THE CUSTOMER CONNECTION II LIMITED LIABILITY COMPANY

By: ______________________________
    Name: Jordan Frankel
    Title: Assistant Secretary

MICROS RETAIL SYSTEMS, LLC

By: ______________________________
    Name: Jordan Frankel
    Title: Assistant Secretary

SHIFT4SHOP, LLC

By: ______________________________
    Name: Jordan Frankel
    Title: Assistant Secretary

INSPIRATION4, LLC

By: ______________________________
    Name: Jordan Frankel
    Title: Authorized Signatory

VENUENEXT, INC.

By: ______________________________
    Name: Jordan Frankel
    Title: Assistant Secretary

SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE

FOURX HOLDINGS, LLC

By: ______________________________
    Name: Jordan Frankel
    Title: Assistant Secretary

S4 HOLDCO, LLC

By: ______________________________
    Name: Jordan Frankel
    Title: Assistant Secretary

SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE

THE TRUSTEE: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By: ________________________________
    Name:
    Title:

SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE